Filed Pursuant to Rule 424(b)(5)

Registration No. 333-226642

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6.25% Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share	$201,250,000	$21,956.38

(1)	Includes 1,050,000 shares that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.

(2)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-226642 filed by the registrant on August 7, 2018.

Prospectus Supplement

(To Prospectus dated August 7, 2018)

TPG RE Finance Trust, Inc.

7,000,000 Shares

6.25% Series C Cumulative Redeemable Preferred Stock

TPG RE Finance Trust, Inc. is offering 7,000,000 shares of our 6.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock” or the “Shares”).

When, as, and if authorized by our board of directors and declared by us, dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about March 30, June 30, September 30, and December 30 of each year at a rate per annum equal to 6.25% per annum of the $25.00 liquidation preference. Dividends on the Shares are cumulative. The first dividend on the Series C Preferred Stock sold in this offering will be paid on September 30, 2021 (long first dividend period), will cover the period from, and including, June 14, 2021 to, but not including, September 30, 2021 and will be in the amount of $0.4601 per share.

On and after June 14, 2026, we may, at our option, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, at a price of $25.00 per share of Series C Preferred Stock plus accrued and unpaid dividends (whether or not declared), if any. See “Description of Series C Preferred Stock—Redemption.” If a Change of Control Event (defined herein) occurs, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent that we exercise our redemption right relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below in respect of their Shares called for redemption. See “Description of Series C Preferred Stock—Special Optional Redemption.” The Series C Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of Series C Preferred Stock.

Except to the extent that we have elected to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein), upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	3.723, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The Shares will rank senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, equally with our outstanding Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and any class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up, and junior to any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up. See “Description of Series C Preferred Stock—Ranking.” The Shares will not have any voting rights, except as set forth under “Description of Series C Preferred Stock—Voting Rights.”

We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Series C Preferred Stock is subject to certain restrictions on ownership designed to, among other things, preserve our qualification as a REIT for U.S. federal income tax purposes. See “Description of Series C Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement.

No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “TRTX PRC.” If the application is approved, we expect trading of the Series C Preferred Stock on the NYSE to begin within 30 days after the Series C Preferred Stock is first issued. Our common stock is traded on the NYSE under the symbol “TRTX.” This is the original issuance of the Series C Preferred Stock.

Investing in the Series C Preferred Stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 for a discussion of certain risk factors you should consider before making a decision to invest in the Series C Preferred Stock.

	Per Share	Total
Public offering price	$25.00	$175,000,000
Underwriting discount	$0.7875	$5,512,500
Proceeds, before expenses, to us (1)	$24.2125	$169,487,500

(1)	Assumes no exercise of the underwriters’ over-allotment option described below.

The underwriters have the option to purchase up to an additional 1,050,000 shares of Series C Preferred Stock from us, solely to cover over-allotments, at the public offering price less the underwriting discount, exercisable at any time or from time to time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the Shares will be delivered to purchasers in global form through the book-entry delivery system of The Depository Trust Company on or about June 14, 2021.

Joint Book-Running Managers

Raymond James                                                                             TPG Capital BD, LLC

Prospectus Supplement dated June 7, 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus prepared by us or information to which we have referred you, including any information incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus. We are not, and the underwriters are not, making an offer to sell shares of the Series C Preferred Stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Series C Preferred Stock and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our other securities that do not pertain to this offering of Series C Preferred Stock. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in the Series C Preferred Stock. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Except where the context suggests otherwise, references in this prospectus supplement to the terms “our company,” “we,” “us,” and “our,” refer to TPG RE Finance Trust, Inc., a Maryland corporation, and its subsidiaries; the term “Manager” refers to our external manager TPG RE Finance Trust Management, L.P., a Delaware limited partnership; and the term “TPG” refers to TPG Global, LLC, a Delaware limited liability company, and its affiliates.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of our investments and our financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:

•	the general political, economic and competitive conditions in the markets in which we invest;

•	the level and volatility of prevailing interest rates and credit spreads;

•	adverse changes in the real estate and real estate capital markets;

•	general volatility of the securities markets in which we participate;

•	changes in our business, investment strategies or target assets;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and increases in the cost of our financing;

•	adverse legislative or regulatory developments, including with respect to tax laws;

•

acts of God such as hurricanes, floods, earthquakes, wildfires, mudslides, volcanic eruptions, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•

the ultimate geographic spread, severity and duration of pandemics such as the outbreak of coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and our financial condition and results of operations;

•	changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise;

•

deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments, adversely impact certain of our financing arrangements and our liquidity, and potentially expose us to principal losses on our investments;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	the adequacy of collateral securing our investments and declines in the fair value of our investments;

•	adverse developments in the availability of desirable investment opportunities;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

S-iii

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•	the availability of qualified personnel and our relationship with our Manager;

•	the potential unavailability of the London Interbank Offered Rate (“LIBOR”) after December 31, 2021, or after June 30, 2023;

•	conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG;

•	the use of proceeds of this offering, including the redemption of our Series B Preferred Stock;

•

our qualification as a REIT for U.S. federal income tax purposes and our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•

authoritative U.S. generally accepted accounting principles or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service, the NYSE and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.

There may be other risks, uncertainties or factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, incorporated by reference into this prospectus supplement and the accompanying prospectus. You should evaluate all forward-looking statements made in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus in the context of these risks, uncertainties and other factors.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and in other filings we make with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and the shares of Series C Preferred Stock being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Series C Preferred Stock. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference into this document and the other documents to which we have referred.

Overview

TPG RE Finance Trust, Inc., a Maryland corporation, is a commercial real estate finance company that directly originates, acquires and manages commercial mortgage loans and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer significant opportunities to our stockholders for attractive risk-adjusted returns over time, when approached with the institutional capabilities and expertise of our Manager, an affiliate of TPG, one of the world’s leading investment firms. Our objective is to provide attractive risk-adjusted returns to our stockholders over time through cash distributions and capital appreciation.

We focus primarily on directly originating and selectively acquiring floating rate first mortgage loans that are secured by high quality commercial real estate properties undergoing some form of transition and value creation, such as retenanting, refurbishment or other form of repositioning. The collateral underlying our loans is located in primary and select secondary markets in the U.S. that we believe have attractive economic conditions and commercial real estate fundamentals.

Through our Manager, we draw on TPG’s extensive real estate debt investment platform in order to execute our investment strategy. Our Manager is part of TPG Real Estate, TPG’s real estate platform, which includes TPG Real Estate Partners, TPG’s real estate equity investment platform, and us, TPG’s dedicated real estate debt investment platform. Collectively, TPG Real Estate managed more than $10.6 billion in real estate and real estate-related assets as of December 31, 2020. Our Manager has established an Investment Review Committee comprised of experienced real estate investment professionals. The members of the Investment Review Committee are: Ken Murphy, Co-Chief Operating Officer of TPG, member of the management committee of TPG and a partner of TPG; Avi Banyasz, co-head of TPG Real Estate, Chairman of our board of directors and a partner of TPG; Matthew Coleman, our President, the Chief Operating Officer of TPG Real Estate and a partner of TPG; Robert Foley, our Chief Financial Officer and a business unit partner of TPG Real Estate; Peter Smith, our Chief Investment Officer and Vice President and a business unit partner of TPG Real Estate; and Deborah Ginsberg, our Vice President, General Counsel and Secretary and a managing director of TPG Real Estate.

We conduct our operations as a REIT for U.S. federal income tax purposes. Our common stock is traded on the NYSE under the symbol “TRTX.” We also operate our business in a manner that permits us to maintain our exemption or exclusion from regulation under the Investment Company Act.

We were incorporated in Maryland on October 24, 2014 and commenced operations on December 18, 2014. Our principal executive offices are located at 888 Seventh Avenue, 35th Floor, New York, New York 10106 and our telephone number is (212) 601-4700. Our website address is www.tpgrefinance.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Investment Portfolio Activity

Since March 31, 2021, we have closed seven loans with an aggregate commitment amount of $548.5 million and an aggregate initial funding of $429.5 million. The property type concentrations, measured by commitment amount, of these loans are as follows: office 48% (of which 39% is life sciences related); multifamily 45%; and mixed-use 7%. Additionally, since March 31, 2021, we received full repayment of one office loan with a total loan commitment of $79.4 million and unpaid principal balance of $78.8 million.

We currently have signed term sheets for five loans representing $496.2 million of anticipated loan commitments. We are currently conducting our underwriting process and negotiating definitive loan documents for each of these five potential loan investments. These five potential loans remain subject to satisfactory completion of our underwriting process and due diligence, definitive documentation and final approval by our Manager’s Investment Review Committee. As a result, no assurance can be given that any of these five potential loans will close on the anticipated terms or at all.

Credit Agreement Amendments

To accommodate our go-forward business and capital formation strategies, on June 7, 2021, our counterparties under our seven secured credit agreements entered into amendments revising the financial covenants contained in the agreements as follows:

	Original	As Amended
Debt-to-Equity Ratio	3.50:1	4.25:1

Minimum Tangible Net Worth	$1.1 billion, plus 75% of all subsequent equity issuances (net of discounts, commissions, expenses)	$1.0 billion, plus 75% of all subsequent equity issuances (net of discounts, commissions, expense), minus 75% of the redeemed or repurchased preferred or redeemable equity or stock

Interest Coverage Ratio	1.5:1	1.5:1

Minimum Liquidity	Greater of: $10.0 million or 5% of recourse indebtedness	Greater of: $15.0 million or 5% of recourse indebtedness

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the full text of the amendments, which are attached to our Current Report on Form 8-K filed with the SEC on June 7, 2021.

Proposed Redemption of Series B Preferred Stock

As of the date of this prospectus supplement, we have 9,000,000 shares of Series B Preferred Stock outstanding. At any time on or before May 28, 2022, we, at our option, may redeem for cash, any or all outstanding shares of Series B Preferred Stock at a price equal to the greater of (a) 105.0% of the sum of the liquidation preference of $25.00 per share of Series B Preferred Stock (the “Series B Preference Amount”) (including all dividends (including any accrued dividends)) and (b) the Series B Preference Amount (including all dividends (including accrued dividends)) plus the Make-Whole Amount (as defined in the Articles Supplementary setting forth the terms of the Series B Preferred Stock) per share of Series B Preferred Stock to be redeemed.

We intend to redeem all of the outstanding shares of our Series B Preferred Stock using a combination of net proceeds from this offering and cash on hand. We intend to give a notice of redemption to the holders of the Series B Preferred Stock prior to the closing of this offering.

THE OFFERING

Issuer	TPG RE Finance Trust, Inc.

Securities offered by us	7,000,000 shares of Series C Preferred Stock (plus up to an additional 1,050,000 shares of Series C Preferred Stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option). We reserve the right to reopen this series and issue additional shares of Series C Preferred Stock either through public or private sales at any time.

Ranking	The Series C Preferred Stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank:

•

senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Junior Stock”);

•

on parity with our Series B Preferred Stock and any class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Parity Stock”); and

•

junior to any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

For purposes of this prospectus supplement, the term “capital stock” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities that rank senior to the Series C Preferred Stock prior to conversion or exchange.

Dividends	Holders of shares of Series C Preferred Stock will be entitled to receive cumulative cash dividends on the Series C Preferred Stock at the rate of 6.25% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.5625 per annum per share of Series C Preferred Stock. Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 30th day of March, June, September and December of each year. The first dividend on the Series C Preferred Stock sold in this offering will be paid on September 30, 2021 (long first dividend period), will cover the period from, and including, June 14, 2021 to, but not including, September 30, 2021 and will be in the amount of $0.4601 per share.

Liquidation Preference	In the event of our liquidation, dissolution or winding up, the holders of shares of the Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series C Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of shares of our common stock and any other class or series of Junior Stock.

No Maturity	The Series C Preferred Stock has no maturity date, and we are not required to redeem the Series C Preferred Stock. In addition, we are not required to set aside assets to redeem the Series C Preferred Stock. Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of shares of Series C Preferred Stock have a conversion right, such holders decide to convert their shares.

Optional Redemption	We may not redeem the Series C Preferred Stock prior to June 14, 2026, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining our qualification as a REIT. On and after June 14, 2026, we may, at our option, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

Special Optional Redemption	In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). To the extent that we exercise our redemption right relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Change in Control Conversion Rights	Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	3.723, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in this prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series C Preferred Stock, holders of any shares of Series C Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series C Preferred Stock that have been called for redemption, and any Series C Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series C Preferred Stock— Redemption—Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights	Holders of shares of Series C Preferred Stock generally will have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six quarterly periods, whether or not consecutive, the holders of shares of Series C Preferred Stock, voting together as a single class with the holders of shares of Parity Stock having similar voting rights will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends which we owe on the Series C Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable, is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series C Preferred Stock (voting as a separate class) is required to amend our charter (including the Articles Supplementary setting forth the terms of the Series C Preferred Stock) in a manner that materially and adversely affects the rights of the holders of shares of Series C Preferred Stock.

Among other things, we may, without any vote of the holders of shares of Series C Preferred Stock, issue additional shares of Series C Preferred Stock and we may authorize and issue additional shares of any class or series of Junior Stock or Parity Stock.

Ownership and transfer restrictions	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, generally prohibits, among other prohibitions, any person from beneficially or constructively owning in excess of 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series C Preferred Stock. See “Description of Series C Preferred Stock—Restrictions on Ownership and Transfer.”

Use of proceeds	We intend to use the net proceeds from this offering to partially fund the redemption of all of the outstanding shares of our Series B Preferred Stock.

Settlement Date	We expect delivery of the shares will be made against payment therefor on or about June 14, 2021.

Proposed Listing and Trading Symbol	We intend to list the Series C Preferred Stock on the NYSE under the symbol “TRTX PRC.”

Transfer Agent	The transfer agent for the Series C Preferred Stock will be American Stock Transfer & Trust Company, LLC.

Risk Factors	Investing in the Series C Preferred Stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 with the other information included elsewhere in this prospectus supplement and the documents incorporated by reference herein before making a decision to invest in the Series C Preferred Stock.

RISK FACTORS

Before you decide to invest in shares of the Series C Preferred Stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described below as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, as well as our ability to make distributions to holders of our Series C Preferred Stock and service our indebtedness, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering and Ownership of the Series C Preferred Stock

As a holder of Series C Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect, together with holders of Parity Stock having similar voting rights, two additional directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, that materially and adversely affect the rights of the holders of Series C Preferred Stock (voting as a separate class) or the authorization, creation or increase in the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Stock will not have any voting rights. See “Description of Series C Preferred Stock—Voting Rights.”

There is no established trading market for the Series C Preferred Stock and listing on the NYSE does not guarantee a market for the Series C Preferred Stock.

The Series C Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series C Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series C Preferred Stock for listing.

Even if the NYSE approves the Series C Preferred Stock for listing, there is no guarantee the Series C Preferred Stock will remain listed on the NYSE or any other nationally recognized exchange. If the Series C Preferred Stock is delisted from the NYSE or another nationally recognized exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Series C Preferred Stock;

•	reduced liquidity with respect to the Series C Preferred Stock;

•

a determination that the Series C Preferred Stock is “penny stock,” which will require brokers trading in the Series C Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series C Preferred Stock; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, even if the NYSE approves the Series C Preferred Stock for listing, an active trading market on the NYSE for the Series C Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series C Preferred Stock could be materially and adversely affected.

We have been advised by the representative of the underwriters that it intends to make a market in the Series C Preferred Stock, but it is not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series C Preferred Stock may fluctuate significantly and be volatile due to numerous circumstances beyond our control.

The Series C Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series C Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series C Preferred Stock for listing. If the NYSE approves the Series C Preferred Stock for listing and if an active trading market does develop on the NYSE, the Series C Preferred Stock may trade at prices lower than the public offering price, and the market price of the Series C Preferred Stock would depend on many factors, including, but not limited to:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

•	our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series C Preferred Stock is the annual yield from dividends on the Series C Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series C Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series C Preferred Stock.

Future offerings of debt securities or shares of our capital stock, including future offerings of traded or non-traded preferred stock, expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of the Series C Preferred Stock.

Our cash available for distribution may not be sufficient to pay dividends on the Series C Preferred Stock at expected levels, and we cannot assure you of our ability to pay dividends in the future. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.

We intend to pay regular quarterly dividends to holders of our Series C Preferred Stock. Dividends declared by us will be authorized by our board of directors in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, the requirements for qualification as a REIT, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our board of directors may deem relevant from time to time. We may have to fund dividends from working capital, borrow to provide funds for such dividends, use proceeds of this offering or other similar offerings or sell assets to the extent dividends exceed earnings or cash flows from operations. Funding dividends from working capital would restrict our operations. If we are required to sell assets to fund dividends, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund dividends, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay dividends in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series C Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series C Preferred Stock.

You may not be permitted to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion feature of the Series C Preferred Stock may not adequately compensate you, and the Change of Control conversion and redemption features of the Series C Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, holders of Series C Preferred Stock will have the right to convert some or all of their Series C Preferred Stock into our common stock (subject to provisions for the receipt of alternative consideration upon conversion as described in this prospectus supplement). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to June 14, 2026, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and holders of Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of Series C Preferred Stock—Redemption—Conversion Rights” and “Description of Series C Preferred Stock—Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price (as defined in “Description of Series C Preferred Stock—Redemption—Conversion Rights”) is less than $6.715 (which is 50% of the per-share closing sale price of our common stock on June 4, 2021), subject to adjustment, each holder will receive a maximum of 3.723 shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series C Preferred Stock. In addition, these features of the Series C Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interest.

Our charter contains and the Articles Supplementary will contain restrictions upon ownership and transfer of the Series C Preferred Stock and our common stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock upon a Change of Control.

The Articles Supplementary setting forth the terms of the Series C Preferred Stock will provide that the ownership limitations described below apply to ownership of shares of Series C Preferred Stock pursuant to Article VII of our charter. Our charter contains restrictions on ownership and transfer of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, our charter prohibits anyone from owning, or being deemed to own by virtue of the applicable beneficial or constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including our Series C Preferred Stock, unless such person receives an exemption from our board of directors. See “Description of Series C Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations before you decide to invest in shares of the Series C Preferred Stock. In addition, the Articles Supplementary will provide that, notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock will be entitled to convert such shares of Series C Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder, which may limit your ability to convert Series C Preferred Stock into our common stock upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.

The Series C Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series C Preferred Stock will rank junior to all of our existing and future indebtedness, any classes or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, and other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series. In addition, a majority of our entire board of directors may, without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the classified or reclassified shares. Our board of directors may, without notice to or the consent of holders of Series C Preferred Stock, authorize the issuance and sale of additional shares of Series C Preferred Stock and authorize and issue additional shares of Junior Stock or Parity Stock from time to time. The issuance of additional shares of Series C Preferred Stock or additional shares of Parity Stock would dilute the interests of the holders of Series C Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (with the requisite vote of holders of Series C Preferred Stock and other classes of Parity Stock as described in this prospectus supplement) or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock. Other than the conversion right afforded to holders of Series C Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading “Description of Series C Preferred Stock—Redemption—Conversion Rights,” none of the provisions relating to the Series C Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series C Preferred Stock, so long as the rights of the holders of Series C Preferred Stock are not materially and adversely affected.

If our common stock is delisted, your ability to transfer or sell your Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series C Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your Series C Preferred Stock and receive stated dividends on the shares when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series C Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series C Preferred Stock and could have a material adverse effect on the market value of the Series C Preferred Stock.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due to holders of the Series C Preferred Stock upon liquidation is fixed at the liquidation preference of $25.00 per share of Series C Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date of payment. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Series C Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

An adverse rating of the Series C Preferred Stock may cause their trading price to fall.

A rating assigned to the Series C Preferred Stock reflects the applicable rating agency’s assessment of the likelihood that the holders of the Series C Preferred Stock will receive the payments required to be made pursuant to the terms of the Series C Preferred Stock. A rating reflects only the view of a rating agency and is not the view of our company or a recommendation to buy, sell or hold the Series C Preferred Stock. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that circumstances warrant that change. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the Series C Preferred Stock could significantly decline.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to partially fund the redemption of all of the outstanding shares of our Series B Preferred Stock. We estimate that the net proceeds from this offering will be approximately $169.1 million (or approximately $194.5 million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and estimated offering expenses payable by us.

DESCRIPTION OF SERIES C PREFERRED STOCK

The description of certain terms and provisions of the Series C Preferred Stock contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, our bylaws and Maryland law. The following description of the terms of the Series C Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to TPG RE Finance Trust, Inc. and not to any of its subsidiaries.

General

We are currently authorized to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series stock, of which 9,000,000 shares of Series B Preferred Stock are outstanding. A majority of our entire board of directors may, without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the classified or reclassified shares.

Prior to the closing of this offering, our board of directors will classify 8,050,000 of our authorized shares of preferred stock as shares of Series C Preferred Stock and authorize the issuance thereof, and we will file the Articles Supplementary, setting forth the terms of the Series C Preferred Stock, with the State Department of Assessments and Taxation of Maryland. When issued, the Series C Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series C Preferred Stock will have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock. Our board of directors may, without notice to or the consent of holders of Series C Preferred Stock, authorize the issuance and sale of additional shares of Series C Preferred Stock and authorize and issue additional shares of Junior Stock or Parity Stock from time to time.

We intend to file an application to list the Series C Preferred Stock on the NYSE under the symbol “TRTX PRC.” If the application is approved, we expect trading to commence within 30 days after the initial delivery of the Series C Preferred Stock.

The transfer agent, registrar and dividend disbursement agent for the Series C Preferred Stock will be American Stock Transfer & Trust Company, LLC.

Ranking

The Series C Preferred Stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank senior to our common stock and any other class or series of Junior Stock, pari passu with our Series B Preferred Stock and any other class or series of Parity Stock and junior to any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Any authorization, creation or increase in the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock voting together as a single class with the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable.

For purposes of this prospectus supplement, the term “capital stock” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities that rank senior to the Series C Preferred Stock prior to conversion or exchange. The Series C Preferred Stock will rank junior in right of payment to all of our existing and future indebtedness.

Dividends

Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights, holders of shares of the Series C Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the rate of 6.25% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.5625 per annum per share of Series C Preferred Stock. Dividends on the Series C Preferred Stock will accrue and be cumulative from (and including) the original date of issuance of any shares of Series C Preferred Stock and will be payable quarterly in arrears on or about the 30th day of March, June, September and December of each year, or, if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date. The term “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close. The first dividend on the Series C Preferred Stock sold in this offering will be paid on September 30, 2021 (long first dividend period). Dividends payable on the Series C Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date. No holder of any shares of Series C Preferred Stock is entitled to receive any dividends paid or payable on the Series C Preferred Stock with a dividend payment date before the date such shares of Series C Preferred Stock are issued.

Our board of directors will not authorize, and we will not pay, any dividends on the Series C Preferred Stock or set aside assets for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of assets or provide that the authorization, payment or setting aside of assets is a breach of or a default under that agreement, or if the authorization, payment or setting aside of assets is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our capital stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series C Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends to holders or make redemptions of the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of dividends, whether or not dividends are authorized or declared and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series C Preferred Stock will not bear interest, and the holders of Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series C Preferred Stock, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series C Preferred Stock. We will credit any dividend made on the Series C Preferred Stock first to the earliest accrued and unpaid dividend due.

Except as provided in the paragraph immediately below, we will not declare or pay any dividends, or set aside any assets for the payment of dividends, on Junior Stock or Parity Stock, or redeem or otherwise acquire Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Stock) or Parity Stock unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series C Preferred Stock for all past dividend periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series C Preferred Stock and all holders of Parity Stock. This restriction will not limit our redemption or other acquisition of shares of our common stock made for purposes of and in compliance with any incentive, benefit or stock purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to preserve our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series C Preferred Stock and Parity Stock, the amount which we have declared will be allocated pro rata to the Series C Preferred Stock and Parity Stock so that the amount declared per share is proportionate to the accrued and unpaid dividends on those shares.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend or other distribution, redemption or other acquisition of our equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series C Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of Junior Stock. The rights of holders of shares of Series C Preferred Stock to receive their liquidation preference would be subject to the preferential rights of the holders of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to rights upon our liquidation, dissolution or winding up that we may issue in the future. Written notice will be given to each holder of Series C Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate, convert or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series C Preferred Stock and Parity Stock, then we will distribute our assets to the holders of Series C Preferred Stock and the holders of Parity Stock ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Generally

We may not redeem the Series C Preferred Stock prior to June 14, 2026, except as described below under “—Special Optional Redemption” and “—Restrictions on Ownership and Transfer.” On and after June 14, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

We will give notice of redemption by mail to each holder of record of Series C Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective. Any notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment; and

•	that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series C Preferred Stock held by any holder, the notice of redemption mailed to such holder will also specify the number of shares of Series C Preferred Stock that we will redeem from such holder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed on a pro rata basis or by lot.

If we elect to redeem any of the Series C Preferred Stock in connection with a Change of Control (as defined below under “—Special Optional Redemption”) and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under “—Conversion Rights”), our redemption notice will also state that the holders of shares of Series C Preferred Stock to which the notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series C Preferred Stock between such record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series C Preferred Stock to be redeemed.

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “—Restrictions on Ownership and Transfer” below. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series C Preferred Stock will be subject to the restrictions on ownership and transfer in Article VII of our charter.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of Series C Preferred Stock that we reacquire will return to the status of authorized but unissued shares of our preferred stock.

Special Optional Redemption

In the event of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). If, prior to the Change of Control Conversion Date, we exercise a redemption right by providing a notice of redemption with respect to some or all of the Series C Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of shares of the Series C Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment;

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that the shares of Series C Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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that the holders of shares of Series C Preferred Stock to which the notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series C Preferred Stock held by any holder, the notice of redemption mailed to such holder will also specify the number of shares of Series C Preferred Stock that we will redeem from such holder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series C Preferred Stock between such record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series C Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to convert some or all of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	3.723 (the “Share Cap”), subject to certain adjustments as described below.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to our common stock.

The adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 26,061,000 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) or 29,970,150 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) if the underwriters’ over-allotment option is exercised in full, subject to increase on a pro rata basis if we issue additional shares of Series C Preferred Stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of shares of Series C Preferred Stock in subsequent offerings, if any.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series C Preferred Stock will receive upon conversion of such shares of Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”) (the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series C Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series C Preferred Stock, holders will not be able to convert shares of Series C Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on or in the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, a holder of shares of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing shares of Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number or percentage of shares of Series C Preferred Stock to be converted; and

•	that the shares of Series C Preferred Stock are to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series C Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series C Preferred Stock;

•	if certificated shares of Series C Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series C Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company (“DTC”).

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series C Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series C Preferred Stock, holders of any Series C Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) thereon to, but not including, the redemption date.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series C Preferred Stock into shares of our common stock.

Notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock will be entitled to convert such shares of Series C Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—You may not be permitted to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion feature of the Series C Preferred Stock may not adequately compensate you, and the Change of Control conversion and redemption features of the Series C Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided in the Articles Supplementary setting forth the terms of the Series C Preferred Stock in connection with a Change of Control, the shares of Series C Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series C Preferred Stock generally will have no voting rights, except as set forth in the Articles Supplementary setting forth the terms of the Series C Preferred Stock.

Whenever dividends on the Series C Preferred Stock are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting our board of directors will be increased by two (if not already increased by reason of similar arrearage with respect to any Parity Stock upon which like voting rights have been conferred and are exercisable) and holders of Series C Preferred Stock, voting together as a single class with the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote for the election of two additional directors to serve on our board of directors (the “Preferred Stock Directors”) at a special meeting called by the holders of at least 33% of the outstanding shares of Series C Preferred Stock or the holders of at least 33% of outstanding shares of any such other class or series of Parity Stock if the request is received 90 or more days before the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all dividends accumulated on the Series C Preferred Stock for the past dividend periods and the then-current dividend period have been paid in full. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of shares of Series C Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

If and when all accumulated dividends in arrears for all past dividend periods and dividends for the then-current dividend period on the Series C Preferred Stock shall have been paid in full, the holders of shares of Series C Preferred Stock will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the then-current dividend period have been paid in full on all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will immediately terminate and the number of directors will be reduced accordingly. Any Preferred Stock Director may be removed at any time, but only for cause (as defined in our charter), by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series C Preferred Stock (when they have the voting rights described above) and any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding shares of Series C Preferred Stock when they have the voting rights described above and the holders of all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any Series C Preferred Stock remains outstanding, we will not:

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authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series C Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class; or

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amend, alter or repeal the provisions of our charter (including the Articles Supplementary setting forth the terms of the Series C Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, conversion or a sale or lease of all of our assets as an entirety, so long as shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series C Preferred

Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially the same as those of the Series C Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof. In addition, any increase in the amount of authorized Series C Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of Parity Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding shares of Series C Preferred Stock.

In any matter in which the holders of shares of Series C Preferred Stock are entitled to vote separately as a single class, each share of Series C Preferred Stock will be entitled to one vote. If the holders of shares of Series C Preferred Stock and any other class or series of Parity Stock are entitled to vote together as a single class on any matter, the Series C Preferred Stock and the shares of the other class or series of Parity Stock will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Preemptive Rights

No holders of Series C Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for our common stock or any other security of our company.

Book-Entry Procedures

DTC will act as securities depositary for the Series C Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (or Indirect Participants). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of the Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the shares of Series C Preferred Stock on DTC’s records. You, as the actual owner of the shares of Series C Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the shares of Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the shares of Series C Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends and distributions on the shares of Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Restrictions on Ownership and Transfer

The Articles Supplementary setting forth the terms of the Series C Preferred Stock will provide that the ownership limitations described below apply to ownership of shares of Series C Preferred Stock pursuant to Article VII of our charter. Notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of the Series C Preferred Stock will be entitled to convert any shares of Series C Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter or in the Articles Supplementary setting forth the terms of the Series C Preferred Stock.

Our charter contains restrictions on the number of shares of our capital stock that a person may own. No person may beneficially or constructively own in excess of 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock unless such person receives an exemption from our board of directors. Subject to certain limitations, our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from, or modify, these limits, if it obtains such representations, covenants and undertakings as it deems appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT.

Our charter further prohibits any person from, among other things:

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beneficially owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

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transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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beneficially or constructively owning shares of our capital stock if such ownership would cause us to constructively own 9.9% or more of the ownership interests in a tenant of our company (other than a taxable REIT subsidiary); and

•	any other beneficial or constructive ownership of our capital stock that would otherwise cause us to fail to qualify as a REIT.

If any purported transfer of our stock would result in any person violating the restrictions on ownership and transfer of our stock set forth in our charter, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. For a further description of the ownership limits and the other restrictions on ownership and transfer of all classes and series of shares of our capital stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Listing

We intend to list the Series C Preferred Stock on the NYSE under the symbol “TRTX PRC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is, and for the Series C Preferred Stock will be, American Stock Transfer & Trust Company, LLC.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material U.S. federal income tax considerations with respect to the ownership of our common stock. This summary supplements and should be read together with the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Qualified REIT Dividends. Under H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”), individuals, trusts, and estates generally, for taxable years beginning after December 31, 2017 and before January 1, 2026, may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. Under applicable Treasury Regulations, to qualify for this deduction, the stockholder receiving such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

Net Interest Expense Deduction. Under the TCJA, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) temporarily increased this limit, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for their 2020 taxable years. In addition, under the CARES Act, a taxpayer was able to elect to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation in its 2020 taxable year. In the case of partnerships, although the interest deduction limit is applied at the partnership level, with disallowed interest expense carried forward by the partners indefinitely, under the CARES Act, a partner allocated disallowed interest with respect to a partnership’s 2019 taxable year was able to deduct 50% of such amount in such partner’s 2020 taxable year.

NOL Limitations. The TCJA limited the deduction for net operating losses (“NOLs”) to 80% of taxable income (before the deduction), but this limitation was lifted for taxable years beginning before January 1, 2021 by the CARES Act. The CARES Act additionally provided for a 5-year carryback period for NOLs of non-REIT corporations and individuals; however, REITs still may only carry forward NOLs (which may be carried forward indefinitely).

UNDERWRITING

Raymond James & Associates, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Manager and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of the Series C Preferred Stock set forth opposite its name below.

Underwriters	Number of Underwritten Securities
Raymond James & Associates, Inc.	6,300,000
TPG Capital BD, LLC	700,000

Total	7,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of the Series C Preferred Stock sold under the underwriting agreement if any of these shares of Series C Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series C Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts and Expenses

The representative has advised us that the underwriters propose initially to offer the shares of the Series C Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share. After this offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$25.00	$175,000,000	$201,250,000
Underwriting discount	0.7875	5,512,500	6,339,375
Proceeds, before expenses, to us	$24.2125	$169,487,500	$194,910,625

The expenses of this offering payable by us, exclusive of the underwriting discount, are estimated to be approximately $375,000. We have agreed to reimburse the underwriters for filing fees and the reasonable fees and other disbursements of counsel for the underwriters in connection with any required Blue Sky filings and the filing for review of the public offering of the Series C Preferred Stock by the Financial Industry Regulatory Authority, Inc. (up to $5,000 collectively).

Over-Allotment Option

We have granted an option to the underwriters to purchase up to 1,050,000 additional shares of the Series C Preferred Stock at the public offering price, less the underwriting discount. The underwriters may exercise this option at any time or from time to time within 30 days after the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series C Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with Series C Preferred Stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the representative. Among other things, we have agreed, with certain limited exceptions, not to directly or indirectly:

•	issue, offer, pledge, sell or contract to sell any Series C Preferred Stock;

•	sell any option or contract to purchase any Series C Preferred Stock;

•	purchase any option or contract to sell any Series C Preferred Stock;

•	grant any option, right or warrant to purchase any Series C Preferred Stock;

•	lend or otherwise dispose of or transfer any Series C Preferred Stock; or

•	file a registration statement with respect to our Series C Preferred Stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Series C Preferred Stock whether any such swap or other agreement is to be settled by delivery of Series C Preferred Stock or other securities, in cash or otherwise.

This lock-up provision applies to Series C Preferred Stock, preferred stock ranking on parity with or senior to the Series C Preferred Stock and to securities convertible into or exchangeable or exercisable for Series C Preferred Stock.

Listing

We intend to list the Series C Preferred Stock on the NYSE under the symbol “TRTX PRC.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of our shares of Series C Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our securities. However, the underwriters may engage in transactions that stabilize the price of our securities, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our securities than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares of our securities to close out the covered short position, the underwriters will consider, among other things, the price of shares of our securities available for purchase in the open market as compared to the price at which they may purchase shares of our securities through the option.

“Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares of our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our securities made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the OTC market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares of the Series C Preferred Stock for sale to their online brokerage customers. An electronic prospectus may be available on the websites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus supplement.

Our Relationships

TPG Capital BD, LLC, an underwriter in this offering, is an affiliate of ours. As an underwriter in this offering, TPG Capital BD, LLC will receive its proportionate share of the underwriting discount to be paid by us to the underwriters based on the number of shares of Series C Preferred Stock allocated to it in this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Cayman Islands

No offer or invitation to subscribe for the shares may be made to the public in the Cayman Islands.

Extended Settlement

We expect that delivery of the Series C Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series C Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series C Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preferred Stock who wish to trade the Series C Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. In addition, certain tax matters will be passed upon for us by Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Venable LLP, including the validity of the Series C Preferred Stock offered hereby. Hunton Andrews Kurth LLP will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements, and the related consolidated financial statement schedule, have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our common stock is listed and traded on the NYSE. We also maintain an internet site at www.tpgrefinance.com that contains information concerning us. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents incorporated by reference in or filed as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement as to the contents of any contract or other document that is incorporated by reference in or filed as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document incorporated by reference in or filed as an exhibit to the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 4, 2021;

•

our Current Reports on Form 8-K filed with the SEC on February 24, 2021 (except with respect to Items 2.02 and 7.01 and the associated Exhibits 99.1, 99.2 and 99.3), April  1, 2021 (except with respect to Item 7.01 and the associated Exhibit 99.1), May  20, 2021 and June 7, 2021; and

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2021 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020); and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on July 18, 2017, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to:

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Investor Relations

Telephone: (212) 601-4700

Email: IR@tpgrefinance.com

PROSPECTUS

TPG RE Finance Trust, Inc.

Common Stock, Preferred Stock, Debt Securities,

Warrants, Subscription Rights, Purchase Contracts and Units

We and any selling security holders may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

We are organized and conduct our operations so as to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to, among other purposes, preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us and/or selling security holders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRTX.” On August 6, 2018, the last reported price for our common stock on the NYSE was $20.69 per share.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2018.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using this shelf registration process, we and any selling security holders may offer shares of our common stock, shares of our preferred stock, debt securities, warrants to purchase debt or equity securities described in this prospectus, subscription rights, purchase contracts and units consisting of two or more of the foregoing, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and any selling security holders may offer, and such description is not meant to be a complete description of each security. Each time we or any selling security holders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering, the securities being offered and information regarding the selling security holders, if any. The applicable prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Except where the context suggests otherwise, the terms “our company,” “we,” “us,” and “our” refer to TPG RE Finance Trust, Inc., a Maryland corporation, and its subsidiaries; the term “Manager” refers to our external manager, TPG RE Finance Trust Management, L.P., a Delaware limited partnership; the term “TPG” refers to TPG Global, LLC, a Delaware limited liability company, and its affiliates; the terms “stock” and “shares” refer, unless the context requires otherwise, to the common stock, $0.001 par value per share, and the Class A common stock, $0.001 par value per share, of TPG RE Finance Trust, Inc.; and the term “stockholders” refers, unless the context requires otherwise, to the holders of shares of such common stock and Class A common stock.

TPG RE FINANCE TRUST, INC.

We are a commercial real estate finance company sponsored by TPG. We directly originate, acquire and manage commercial mortgage loans and other commercial real estate-related debt instruments for our balance sheet. Our objective is to provide attractive risk-adjusted returns to our stockholders over time through cash distributions and capital appreciation. To meet our objective, we focus primarily on directly originating and selectively acquiring floating rate first mortgage loans that are secured by high quality commercial real estate properties undergoing some form of transition and value creation, such as retenanting, refurbishment or other form of repositioning. The collateral underlying our loans is located in primary and select secondary markets in the U.S. that we believe have attractive economic conditions and commercial real estate fundamentals. We conduct our operations as a REIT for U.S. federal income tax purposes. Our common stock is traded on the NYSE, under the symbol “TRTX”.

Our principal executive offices are located at 888 Seventh Avenue, 35th Floor, New York, New York 10106, and our telephone number is (212) 601-4700. Our web address is www.tpgrefinance.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of our investments and our financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, include, but are not limited to:

•

the effects of adverse conditions or developments in the financial markets and the economy upon our ability to originate and selectively acquire commercial mortgage loans and other commercial real estate-related debt instruments and to manage our investments;

•	the level and volatility of prevailing interest rates and credit spreads;

•	changes in our industry, interest rates, the debt or equity markets, the general economy or the commercial finance and the real estate markets specifically;

•	adverse changes in the real estate and real estate capital markets;

•	general volatility of the securities markets in which we participate;

•	changes in our business, investment strategies, target assets or financing strategies;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and increases in the cost of our financing;

•	adverse legislative or regulatory developments, including with respect to tax laws;

•	general volatility of the markets in which we invest;

•	changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise;

•	our ability to obtain and maintain financing arrangements on favorable terms, or at all;

•	the adequacy of collateral securing our investments and declines in the fair value of our investments;

•	the timing of cash flows, if any, from our investments;

•	our ability to match the interest rates and maturities of our investments and indebtedness;

•	the operating performance, liquidity and financial condition of borrowers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	changes in prepayment rates on our investments;

•	a downgrade in, or negative outlook on, the credit ratings assigned to our investments, if any, or the anticipation of such action;

•	the availability of qualified personnel and our relationship with our Manager;

•	conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG;

•

events, contemplated or otherwise, such as acts of God, including hurricanes, earthquakes, wildfires, mudslides and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters;

•	our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the market generally, or at all;

•	deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	increased competition from entities engaged in mortgage lending or investing in our target assets;

•	difficulty in redeploying the proceeds from repayments of our existing investments;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exclusion or exemption from registration under the Investment Company Act of 1940, as amended;

•

authoritative generally accepted accounting principles or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service (“IRS”), the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	other factors, including those discussed under “Risk Factors” in the information incorporated by reference into this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

Pending such uses, the net proceeds may be invested in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality and that are consistent with our intention to continue to qualify as a REIT and maintain our exclusion or exemption from regulation under the Investment Company Act of 1940, as amended.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling security holders.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods presented. The ratio of earnings to fixed charges was computed by dividing earnings (our income or loss before income taxes after adding fixed charges (interest expense on our indebtedness)) by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our fixed charges and preferred stock dividends.

	Six Months Ended June 30, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Period from December 18, 2014 (inception) to December 31, 2014
Ratio of earnings to fixed charges	1.92x	2.21x	2.13x	2.28x	N/A	(1)
Ratio of earnings to combined fixed charges and preferred stock dividends	1.92x	2.21x	2.13x	2.28x	N/A	(1)(2)

(1)	The dollar amount of the deficiency was approximately $8.2 million for the period from December 18, 2014 (inception) to December 31, 2014.
(2)

Prior to January 21, 2015 (the date of issuance of our 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”)), we had not issued any preferred stock, and therefore there are no preferred stock dividends included in our calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the period from December 18, 2014 (inception) to December 31, 2014. On February 28, 2018, we redeemed all of the outstanding shares of our Series A Preferred Stock. Pursuant to our charter, the redeemed shares of our Series A Preferred Stock have the status of authorized but unissued shares of Series A Preferred Stock which may be issued by our board of directors from time to time at its discretion.

DESCRIPTION OF CAPITAL STOCK

The following description of the rights and preferences of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Maryland General Corporation Law (the “MGCL”), our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 300,000,000 shares of common stock, par value $0.001 per share, 2,500,000 shares of Class A common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share, of which 125 shares are classified and designated as Series A Preferred Stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of capital stock of any class or series with the approval of a majority of our entire board of directors and without stockholder approval. As of August 3, 2018, 59,038,875 shares of our common stock were issued and outstanding, 1,148,402 shares of our Class A common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of shares of capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and other liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our capital stock and except as may otherwise be specified in the terms of any class or series of shares of our capital stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors can elect all of the directors then standing for election, and the holders of the remaining shares of such capital stock will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of capital stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or into or convert into another entity, sell all or substantially all of its assets outside the ordinary course of its business or engage in a statutory share exchange unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter. Because our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Class A Common Stock

The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class A common stock are identical to the common stock, except as specifically set forth below. The Class A common stock votes together with the common stock as a single class.

The Class A common stock is a security that is not a “margin security” as defined in Regulation U of the Board of Governors of the U.S. Federal Reserve System (and rulings and interpretations thereunder) and may not be listed on a national securities exchange or a national market system.

Each share of Class A common stock is convertible at any time or from time to time, at the option of the holder, for one fully paid and nonassessable share of common stock.

Preferred Stock

General

We are authorized to issue 100,000,000 shares of preferred stock. Our charter provides that our board of directors has the authority, without action by our stockholders, to classify, designate and issue shares of preferred stock in one or more classes or series and to fix the designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any class or series of preferred stock.

Any future issuance of shares of preferred stock could adversely affect the voting power and distribution and liquidation rights of holders of common stock, and the likelihood that the holders will receive dividend payments, and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control that might otherwise be favorable to our common stockholders.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	information with respect to book-entry registration procedures, if any;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

•

the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to common stock with respect to payment of dividends and distribution of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Conversion or Exchange

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our stock or preferred stock into other classes or series of capital stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our stock or otherwise be in the best interest of our then-existing stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Preferred Stock and Issue Additional Shares of Stock and Preferred Stock

We believe that the power of our board of directors, without a stockholder vote, to amend our charter to increase or decrease the aggregate number of authorized shares of our stock or preferred stock, to authorize us to issue additional shares of our stock or preferred stock and to classify or reclassify unissued shares of our stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Any additional classes or series of our stock or preferred stock, as well as the additional authorized shares of our stock or preferred stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of our stock or preferred stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series of our stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then-existing stockholders.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of certain constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (which we refer to as the “ownership limit”). A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the person or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of shares of our capital stock in violation of the ownership limit or other restrictions.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our capital stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the class or series of our capital stock and thereby subject the shares to the ownership limit.

Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit for one or more classes and/or series of our capital stock. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our failing to continue to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must provide such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption would not cause us to fail to continue to qualify as a REIT. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our continued qualification as a REIT and may impose such conditions and restrictions as it deems appropriate.

Our board of directors may from time to time increase or decrease the ownership limit for one or more classes or series of our stock and for one or more persons; provided, however, that any decrease may be made only prospectively as to existing holders; and provided, further, that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. The reduced ownership limit will not apply to any person or entity whose percentage ownership of shares of our capital stock of a class or series is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of ownership of our capital stock of such class or series equals or falls below the decreased ownership limit, but any further acquisition of shares of our capital stock of such class or series by such person (other than a person subject to an excepted holder limit) will be in violation of the ownership limit.

Our charter provisions further prohibit:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on ownership and transfer or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a trust pursuant to the terms of our charter will be required to give immediate notice, or in the case of a proposed or attempted transaction, at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the applicable restriction or limitation is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any transfer of shares of our capital stock would result in shares of our capital stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limit or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred, without further action by us or any other party, to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be paid to the trustee upon demand to be held in trust for the charitable beneficiary and any dividend or other distribution authorized but unpaid must be paid when due to the trustee. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the purported transfer of the shares that would cause a violation of the charter will be void, and the intended transferee will acquire no rights in such shares.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares (such as a devise or gift), the Market Price (as such term is defined in our charter) on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (2) the Market Price on the date we accept, or our designee accepts, such offer. We may reduce the price payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any other amounts held by the trustee with respect to such shares of our capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of our shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve the prohibited owner giving value to the shares, the Market Price on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any other amounts held by the trustee with respect to such shares. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of our capital stock are sold by a prohibited owner, then (a) such shares will be deemed to have been sold on behalf of the trust and, (b) to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to this paragraph, such excess amount must be paid to the trustee upon demand. The prohibited owner has no voting or other rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary or beneficiaries. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole and absolute discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of shares of our capital stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and/or series of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder and each person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must upon demand provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

This ownership limit could delay, defer or prevent a transaction or a change in control that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain terms of our charter and bylaws and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. See “Where You Can Find More Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors and may not be fewer than the minimum number required by the MGCL. Pursuant to our bylaws, the number of directors may not be more than 12. Our charter also provides that, except as may be provided by our board of directors in setting the terms of any class or series of our capital stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Pursuant to our bylaws, a plurality of all the votes cast in the election of directors at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting will constitute a quorum at any meeting of stockholders.

Removal of Directors

Our charter provides that, subject to the rights of any class or series of preferred stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all the votes of stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors except upon a two-thirds affirmative vote and with cause and then filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding capital stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of shares of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted any business combination between us and any other person, provided that such business combination is first approved by our board of directors.

These provisions of the MGCL could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our then existing common stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares of capital stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Corporate Opportunities

Our charter provides that, if any of our directors or officers who is also a partner, advisory board member, director, officer, manager, member, or shareholder of TPG (any such director or officer, a “TPG Director/Officer”) acquires knowledge of a potential business opportunity, we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law. Accordingly, to the maximum extent permitted from time to time by Maryland law, (1) no TPG Director/Officer is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (2) the TPG Director/Officer, on his or her own behalf or on behalf of TPG, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.

The taking by a TPG Director/Officer for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity whether pursuant to our charter or otherwise, will not constitute or be construed or interpreted as (1) an act or omission of the TPG Director/Officer committed in bad faith or as the result of active or deliberate dishonesty or (2) receipt by the TPG Director/Officer of an improper benefit or profit in money, property, services or otherwise.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, the chairman of our board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the procedural requirements for requesting a special meeting of our stockholders set forth in our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendments to Our Charter and Bylaws

Except for amendments related to increasing or decreasing the aggregate number of authorized shares of our stock or preferred stock, to authorize us to issue additional shares of our stock or preferred stock and to classify or reclassify unissued shares of our stock or preferred stock (which may be approved without any action by our stockholders), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our shares of capital stock and the vote required to amend these provisions will be valid only if declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director, which removal will be allowed only for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of our board of directors, chief executive officer or president or our board of directors, the written request of the stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who is a stockholder of record as of the record date for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee or on such other business and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our common stockholders, including business combination and control share provisions, provisions on removal of directors and filling vacancies of our board, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. See “—Business Combinations,” “—Control Share Acquisitions” and “—Maryland Unsolicited Takeovers Act” above.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was (1) committed in bad faith or (2) the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, such indemnification is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any individual who is a present or former director or officer of our company and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into customary indemnification agreements with each of our directors and executive officers obligating us to indemnify them to the maximum extent permitted under Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under the management agreement between our Manager and us (our “Management Agreement”), our Manager maintains a contractual as opposed to a fiduciary relationship with us, which limits our Manager’s obligations to us to those specifically set forth in our Management Agreement. The ability of our Manager and its officers and other personnel of TPG provided to our Manager, including our chairman and executive officers, to engage in other business activities may reduce the time they spend managing us.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or to our stockholders, (3) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or our charter or bylaws, or (4) any action asserting a claim against us or any director or officer or other employee of ours (if any) that is governed by the internal affairs doctrine.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement or related free writing prospectus may relate. The particular terms of the debt securities offered by any prospectus supplement or any related free writing prospectus and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement or any free writing prospectus relating to such debt securities. Senior debt securities, if any, will be issued under a senior indenture between us and a trustee to be selected by us at or about the time we offer our senior debt securities (a “senior indenture”). Subordinated debt securities, if any, will be issued under a subordinated indenture between us and a trustee to be selected by us at or about the time we offer our subordinated debt securities (a “subordinated indenture”). A form of the senior indenture and a form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures have or will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following are summaries of material provisions included or anticipated to be included, as applicable, in the senior indenture and the subordinated indenture or in supplements thereto. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.

General

Each prospectus supplement will describe the terms relating to a series of debt securities, including without limitation:

•	the title and any series designation of such debt securities;

•	any limit on the amount that may be issued;

•	whether or not such series of debt securities will be issued in global form, the terms and who the depositary will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•

the date, if any, after which, and the price(s) at which, such series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	the denominations in which such series of debt securities will be issued, if in other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

•	the terms pursuant to which such debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any and all additional, eliminated or changed terms from the indentures that shall apply to a series of debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us. The indentures do not limit the amount of debt securities that we may issue.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities will be described in the prospectus supplement or any free writing prospectus relating to that series of debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock or other securities to be received by the holders of the series of debt securities would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other person, provided that:

•

we are the continuing person, or the successor person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume the payment of the principal of (and premium, if any) and interest and all additional amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the trustee; and

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiary’s obligation as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and is continuing.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control, any recapitalization transaction or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately; provided, however, that the payment of principal of, premium, if any, and accrued interest, if any, on debt securities issued under the subordinated indenture shall remain subordinated to the extent provided in the subordinated indenture. If an event of default specified in the fourth bullet point above occurs, then all unpaid principal amounts, premium, if any, and accrued interest, if any, will immediately become due and payable, without any action by the trustee or any holder of debt securities. The trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series. Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity to the trustee satisfactory to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Satisfaction and Discharge

Each of the indentures will automatically cease to be of further effect as to any series of debt securities issued thereunder and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with the following conditions:

(1) either

•

our having delivered or caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated under the indenture other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•

all debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency debt securities or bonds, or a combination thereof, that will generate sufficient funds to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture; or

•	our having properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of such series;

(2) our having paid or caused to be paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3) our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under either of the indentures.

Legal Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash or U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an opinion of counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such legal defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include, among others, our obligations to:

•	register the transfer and exchange of debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	maintain paying agencies; and

•	hold money for payment in trust.

Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance

Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash, U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

we deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such covenant defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to the following matters:

•	to cure any ambiguity, defect or inconsistency under the indenture or the debt securities;

•	to evidence the succession of another person as obligor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any outstanding debt securities;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to comply with the rules of any applicable depositary;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•

to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Debt Securities” or similar section of the prospectus supplement or offering document relating to the debt securities of such series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, voting together as a single class. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changing currency in which any debt security or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any debt security;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reducing the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or debt securities or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting; or

•	modifying any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures do or will provide, as applicable, that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement or any free writing prospectus with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder or by wire transfer. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and each debt security will be deemed to be contracts made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration for the debt securities, common stock or preferred stock and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock or preferred stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights, purchase contracts or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, debt securities, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they may be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. DTC is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred, except as a whole, by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any selling security holder, trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of an investment in our capital stock by U.S. Holders and Non-U.S. Holders, each as defined below. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “TPG RE Finance Trust, Inc.,” “we,” “our” and “us” mean only TPG RE Finance Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The following discussion takes into account H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Internal Revenue Code, including several provisions of the Internal Revenue Code that may affect the taxation of REITs and their security holders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Investors should consult their tax advisors regarding the implications of the TCJA on their investment, including how the scheduled sunsetting of certain provisions of the TCJA may affect their investment. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek a ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate our company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or broker-dealers;

•	insurance companies;

•	persons who mark-to-market our capital stock;

•	subchapter S corporations;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	persons who hold our capital stock on behalf of other persons as nominees;

•	persons who receive our capital stock through the exercise of employee stock options or otherwise as compensation;

•	holders of our Class A common stock;

•	persons holding our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Internal Revenue Code);

•	persons holding our capital stock through a partnership or similar pass-through entity;

•

except to the extent discussed below, “qualified shareholders” as defined in Section 897(k)(3)(A) of the Internal Revenue Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

This summary assumes that investors will hold their capital stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in Section 7701(a)(30) of the Internal Revenue Code) have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

The term “Non-U.S. Holder” means a beneficial owner of our capital stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The U.S. federal income tax treatment of holders of our capital stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of holding our capital stock will depend on the holder’s particular tax circumstances. For example, a holder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our capital stock as nominees on behalf of tax-exempt organizations.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. referred to below are based on the Internal Revenue Code, current, temporary and proposed U.S. Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, U.S. Treasury Regulations, administrative interpretations, and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in applicable law, no assurance can be provided that statements made in this section, which do not bind the IRS or the courts, will not be challenged by the IRS or sustained by a court if so challenged. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences, including estate tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our capital stock and our election to be taxed as REIT.

Taxation of TPG RE Finance Trust, Inc.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2014. We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we believe that our current organization and intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

Vinson & Elkins L.L.P. has acted as our tax counsel in connection with the filing of this prospectus and our U.S. federal income tax status as a REIT. In connection with the filing of this prospectus, we will receive an opinion of Vinson & Elkins L.L.P. to the effect that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2014 through December 31, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2018 and thereafter. It must be emphasized that the opinion of Vinson & Elkins L.L.P. will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Vinson & Elkins L.L.P. or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Vinson & Elkins L.L.P. will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be monitored or reviewed on a continuing basis by Vinson & Elkins L.L.P. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. For a discussion of the tax consequences of failure to qualify as a REIT, see “—Failure to Qualify.”

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Under current law, most U.S. Holders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), not including the 3.8% Medicare tax described below. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate. However, under the TCJA, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a maximum U.S. federal income tax rate of 29.6%, not including the 3.8% Medicare tax. See “Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, including limitations on our use of any net operating loss deductions.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property”, below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%, but 35% for taxable years beginning before January 1, 2018).

•

To the extent we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool (a “TMP”)) or a residual interest in a real estate mortgage investment conduit (a “REMIC”), we could be subject to corporate level U.S. federal income tax at a 21% rate (or for taxable years beginning before January 1, 2018, at a 35% rate) to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a taxable REIT subsidiary (a “TRS”), we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% tax may be imposed on some payments we receive (or on certain expenses deducted by any TRS, and, effective for taxable years beginning after December 31, 2015, on income imputed to any TRS for services rendered to or on behalf of us), if arrangements among us and our TRSs do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, excluding any qualified REIT subsidiaries, but including any TRSs, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as described further below, our TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and its required distributions;

(8)

that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status; and

(9)	that uses the calendar year as its taxable year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

The Internal Revenue Code provides that conditions (1) through (4), (7), (8) and (9) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). In addition, our charter restricts the ownership and transfer of our stock which is intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (that is, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury Regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Affiliated REITs. We have formed, and may in the future form, or acquire equity in, entities which have elected to be taxed as REITs. Each of these entities must meet all of the REIT qualification tests discussed herein. Each of them also may be subject to tax on certain of its income as described above. Depending on the percentage of our ownership in any subsidiary REIT, we may make a protective TRS election with respect to such subsidiary REIT. If the IRS respects our protective TRS election with respect to such subsidiary REIT, the failure of such subsidiary REIT to qualify as a REIT would only cause us to fail to qualify as a REIT to the extent that the total value of interests in TRSs represent more than 20% of our assets. See “—Asset Tests” below.

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other non-corporate entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a REIT, a TRS or a qualified REIT subsidiary. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

For taxable years beginning after December 31, 2017, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets (25% for our 2017 and prior taxable years). In general, we intend that loans that we originate or purchase, and properties that we purchase or receive upon foreclosure, with an intention of promptly selling them that might expose us to a 100% tax on “prohibited transactions” will be originated or transferred to and sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans and other applicable securities it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans and securities with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, income and gain from foreclosure property, specified income from temporary investments, and gain from the sale of “real estate assets” (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and, for taxable years beginning after December 31, 2015, a mortgage on an interest in real property). If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We have invested in and will continue to invest in commercial mortgage-backed securities (“CMBS”) that are either pass-through certificates or collateralized loan obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that substantially all interest income from our CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. We expect that substantially all of our income from mortgage related securities will be qualifying income for purposes of the REIT gross income tests.

See below under “—Asset Tests” for a discussion of the effect of our investment in CMBS on our qualification as a REIT.

We and our subsidiaries have invested and will continue to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We have invested and will continue to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan.

To the extent we own or acquire real property or an interest therein, rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into agreements to make loans secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirements that the instrument is entered into during the ordinary course of our business, hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge transaction (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.” In addition, certain foreign currency gains, if any will be excluded from gross income for purposes of one or both of the gross income tests.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, CMBS structured as grantor trusts or interests in REMICs and mortgage loans, and, effective for taxable years beginning after December 31, 2015, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and debt instruments issued by “publicly offered REITs”. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, debt of “publicly offered REITs,” or securities that are “real estate assets”, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% (25% for our 2017 and prior taxable years) of the value of our total assets. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, effective for taxable years beginning after December 31, 2015, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the value prong of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (by value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We have invested in and will continue to invest in CMBS that are either pass-through certificates or collateralized loan obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our CMBS treated as interests in grantor trusts will qualify as real estate assets.

Any interests that we hold in a REMIC, including CMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC or in a TMP, from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We may enter into secured revolving repurchase facilities under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the secured revolving repurchase facility, in which case we could fail to qualify as a REIT.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income (after tax), if any, from foreclosure property (as described below), minus

(b)	the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In the event that we are not a “publicly offered REIT,” in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their capital stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings and profits for such tax year. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, a REIT looks back to the year before and so forth).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. This may be an issue, in particular, with respect to our investments in distressed or modified debt instruments. See “—Timing Differences Between Receipt of Cash and Recognition of Income.” Potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or TMPs;

•	loans or CMBS held as assets that are issued or acquired at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In addition, under the TCJA, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or our CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends or in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.

The TCJA limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a “real property trade or business” within the meaning of the TCJA. However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30% limitation on the deductibility of interest imposed by the TCJA because interest expense may be fully deducted to the extent of interest income under the TCJA. Any TRSs that we own which have borrowed either from us or third parties, however, may be negatively impacted. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

NOL provisions are also modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We will generally accrue market discount during the term of the debt instrument and report the accrued market discount as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our (and our stockholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, losses later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Some of the CMBS or other debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding subordinate debt are “significant modifications” under the applicable U.S. Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis, or a gain to the extent that the fair market value of such debt instrument at such time was greater than the instrument’s tax basis.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate CMBS or other debt instruments at the stated rate regardless of whether corresponding cash payments are received.

In addition, under the TCJA, we generally will be required to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments (including mortgage loans and mezzanine loans) or our CMBS, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018.

Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to raise funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate income tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains would generally be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) any transaction entered into to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property is disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Our financing and securitization arrangements could give rise to TMPs, with the consequences described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption to the extent allocable to foreign stockholders.

See “—Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%, but 35% for taxable years beginning before January 1, 2018). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. U.S. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make any such determinations using a reasonable method. However, there can be no assurance that the IRS would not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to U.S. federal income tax, including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules” below. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of TPG RE Finance Trust, Inc.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

We may in the future acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes, or expects to take, actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

It is unclear how distributions treated as “guaranteed payments” from a partnership received by a REIT with respect to a preferred equity investment should be treated for purposes of applying the REIT requirements. We will monitor any preferred equity investments that we make in subsidiary partnerships to ensure our REIT compliance.

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of TPG RE Finance Trust, Inc.— Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of TPG RE Finance Trust, Inc.—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the U.S. Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the U.S. Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of additional regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be treated as dividends and taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements are met and the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” under the TCJA. The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. As with the other individual income tax changes in the TCJA, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.

Dividends that we designate as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such dividends do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such dividend has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration that are treated as paid with respect to such year. Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Holders that are individuals, trusts and estates, not including the 3.8% Medicare tax described below (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at up to a 25% rate, not including the 3.8% Medicare tax) and 21% (or for taxable years beginning before January 1, 2018, 35%) in the case of U.S. Holders that are corporations.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, the U.S. Holder generally must include such distributions in income as capital gain. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of TPG RE Finance Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent that we have current earnings and profits.

In certain circumstances, we may make a taxable distribution of our stock as part of a distribution in which stockholders may elect to receive stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a U.S. Holder generally must include the sum of the value of our stock and the amount of cash received in its gross income as dividend income to the extent that such U.S. Holder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of our stock. Depending on the circumstances of the U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. A U.S. Holder that received our stock pursuant to a distribution generally has a tax basis in such stock equal to the amount of cash that would have been received instead of our stock as described above, and a holding period in such stock that begins on the day following the payment date for the distribution.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. Holder, that income will be taxable in the hands of the U.S. Holder and would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Conversion of Our Preferred Stock. Except as provided below, (i) a U.S. Holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, and (ii) a U.S. Holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held its shares of preferred stock for more than one year at the time of conversion. U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. Holder exchanges our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Our Preferred Stock. In general, a redemption of preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “—Dispositions of Our Capital Stock” below). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. Holder’s interest in our capital stock;

•	results in a “complete termination” of the U.S. Holder’s interest in all classes of our capital stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. Holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Distributions” above. In that case, a U.S. Holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. Holder’s remaining stock holdings in our company. If the U.S. Holder does not retain any of our capital stock, such basis could be transferred to a related person that holds our capital stock or it may be lost.

Under proposed U.S. Treasury Regulations, if any portion of the amount received by a U.S. Holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed U.S. Treasury Regulations permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed U.S. Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final U.S. Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed U.S. Treasury Regulations will ultimately be finalized

Dispositions of Our Capital Stock. In general, capital gains recognized by U.S. Holders that are individuals, trusts and estates upon the sale or disposition of our capital stock will be subject to a maximum U.S. federal income tax rate of 20%, not including the 3.8% Medicare tax described below, if the capital stock is held for more than one year, and will be taxed at substantially higher ordinary income rates of up to 37% (or, for taxable years beginning before January 1, 2018, 39.6%), not including such Medicare tax, if the capital stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 21% (or for taxable years beginning before January 1, 2018, 35%), whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our capital stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our capital stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our capital stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.

Information Reporting and Backup Withholding. A U.S. Holder may be subject to information reporting and/or backup withholding with respect to distributions on our shares, and depending on the circumstances, the proceeds of a sale or other taxable disposition of our shares. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

Taxation of Non-U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our capital stock applicable to Non-U.S. Holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans (including CMBS) is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, generally would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of dividends received by Non-U.S. Holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains (other than capital gain dividends to the extent that such capital gain dividends are attributable to gain from the sale of U.S. real property interests (“USRPIs”) as defined under FIRPTA but treated as ordinary dividends (as discussed below)) and (3) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a Non-U.S. Holder and attributable to that holder’s share of our excess inclusion income. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our capital stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our capital stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

We expect to withhold (and any other applicable withholding agent, such as your broker, may withhold) U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

•	a lower treaty rate applies and the Non-U.S. Holder provides an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate;

•	the Non-U.S. Holder provides an IRS Form W-8ECI claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (which is, absent an exception, subject to withholding as discussed below).

Non-Dividend Distributions. Unless our capital stock constitutes a USRPI, which we do not currently anticipate, distributions that we make that are not dividends, that is, are not paid out of our earnings and profits, and are not attributable to gains from dispositions of USRPIs that we hold directly or through pass-through subsidiaries, will not be subject to U.S. income tax. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat (and any other applicable withholding agent, such as your broker, may treat) all distributions as made out of our current or accumulated earnings and profits and therefore may withhold at the applicable rate on the entire distribution.

If, contrary to our expectations, our capital stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its capital stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except with respect to the significant exception described below for 10% (or less) stockholders, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Holders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we generally will be required to withhold tax equal to 21% (or for taxable years beginning before January 1, 2018, 35%) of any distribution to a Non-U.S. Holder to the extent attributable to gain from sales or exchanges by us of USRPIs. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. tax liability. Distributions subject to FIRPTA may also be subject to a branch profits tax of up to 30% in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a Non-U.S. Holder that we properly designate as capital gains dividends and are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

Notwithstanding the foregoing, a distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Holders—Ordinary Dividends”) if (1)(A) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, within the meaning of applicable U.S. Treasury Regulations, and (1)(B) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received, or (2) the Non-U.S. Holder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. We believe that our common stock is currently “regularly traded” on an established securities exchange.

Dispositions of Our Capital Stock. Unless our capital stock constitutes a USRPI, a sale of our capital stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our capital stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI.

Even if our capital stock constitutes a USRPI, if the applicable class of our capital stock is regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, a Non-U.S. Holder’s sale of such capital stock would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of the applicable class of our capital stock (taking into account applicable constructive ownership rules) at all times during the five-year period ending on the date of the sale. We believe that our common stock is “regularly traded” on an established securities market.

There is also an exemption from FIRPTA taxation for sales of stock in “domestically controlled qualified investment entities” including REITs. A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by Non-U.S. Holders. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, as noted above, we do not anticipate that our capital stock will be a USRPI. Consequently, gain on the sale of our shares of capital stock should not be subject to taxation under FIRPTA, even if we are not a domestically controlled qualified investment entity.

If gain on the sale of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if the applicable class of our capital stock were not regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, the purchaser of the capital stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our capital stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (1) if the Non-U.S. Holder’s investment in our capital stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (2) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA (but distributions attributable to our earnings and profits and not designated as capital gain dividends would remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax. In addition, a sale of our capital stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement: (i) which is created or organized under the law of a country other than the United States; (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered; (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income; (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Our Preferred Stock. So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a Non-U.S. Holder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. Holder. The conversion of our preferred stock into our common stock may be a taxable exchange for a Non-U.S. Holder if our preferred stock constitutes a USRPI. However, even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. Holder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder’s common stock received over such Non-U.S. Holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred stock for cash or other property.

Redemption of Our Preferred Stock. For a discussion of the treatment of a redemption of our preferred stock, see “—Taxation of Taxable U.S. Holders—Redemption of Our Preferred Stock.” Similar treatment will apply to Non-U.S. Holders, subject to the discussion in “—Taxation of Non-U.S. Holders—Ordinary Dividends” and “—Taxation of Non-U.S. Holders—Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on our capital stock and, depending on the circumstances, the proceeds from a sale or other taxable disposition of our capital stock. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the Non-U.S. Holder’s country in which you reside under the provisions of an applicable treaty or agreement.

Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 or other applicable or successor form. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

FATCA. Legislation enacted in 2010 (commonly known as FATCA) and existing guidance issued thereunder will generally impose a 30% withholding tax on dividends in respect of, and, after December 31, 2018, gross proceeds from a disposition of our capital stock held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our capital stock is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. You are encouraged to consult with your tax advisor regarding the possible implications of this legislation on your capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our capital stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our capital stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our capital stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “Taxation of TPG RE Finance Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our capital stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our capital stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our capital stock, collectively own more than 50% of the value of our capital stock. Certain restrictions on ownership and transfer of our capital stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our capital stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our capital stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

Several REIT rules were amended under the Protecting Americans from Tax Hikes Act of 2015, which we refer to as the PATH Act, which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

Further, the recently enacted TCJA makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. The top corporate income tax rate has been reduced to 21%. In the case of individuals, the tax brackets have been adjusted, the top U.S. federal income tax rate has been reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions have been eliminated or limited. The TCJA generally requires us to include certain amounts in our taxable income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments, including original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income,” which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. Most of the TCJA changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The TCJA makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our capital stock. We cannot predict how changes in the tax laws might affect our stockholders or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to our stockholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our securities. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential stockholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign taxes, and any foreign taxes that we incur will not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell, and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion Vinson & Elkins L.L.P. Certain matters of Maryland law will be passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended, and the related consolidated financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements, and the related consolidated financial statement schedules, have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our common stock is listed and traded on the NYSE. We also maintain an internet site at www.tpgrefinance.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-38156), are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed on May 7, 2018 and August 6, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2018, May 24, 2018 and June 21, 2018;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017); and

•

the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on July 18, 2017, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to:

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Investor Relations

Telephone: (212) 601-4700

Email: IR@tpgrefinance.com

TPG RE Finance Trust, Inc.

7,000,000 Shares

6.25% Series C Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Raymond James                                             TPG Capital BD, LLC

June 7, 2021